Exhibit 99.2

Incentive Shares Allocated to Executive Officers.

Name	Number of Incentive Shares Allocated
Roy Vallee	50,360
David R. Birk	8,480
Steven C. Church	7,070
Harley Feldberg	13,010
Richard P. Hamada	19,520
Edward Kamins	8,195
Steven R. Phillips	4,845
Raymond Sadowski	10,845